Exhibit 4.5

EXECUTION VERSION

DATED                                     12 October                    2022

(1)    VECTIVBIO HOLDING AG

(2)    VECTIVBIO AG

(3)    VECTIVBIO US, INC.

(4)    GLYPHARMA THERAPEUTIC INC./GLYPHARMA THÉRAPEUTIQUE INC.

(5)    VECTIVBIO COMET AG

(6)    KREOS CAPITAL VI (UK) LIMITED

AMENDMENT DEED

relating to a term loan agreement dated 26 March 2022

and a convertible loan agreement dated 26 March 2022

5 Fleet Place London EC4M 7RD

Tel: +44 (0)20 7203 5000 • Fax: +44 (0)20 7203 0200 • DX: 19 London/Chancery Lane

www.charlesrussellspeechlys.com

CONTENTS

1	INTERPRETATION	2

2	REPRESENTATIONS AND WARRANTIES	3

3	AMENDMENTS AND WAIVER	3

4	CONDITIONS PRECEDENT	4

5	CONDITIONS SUBSEQUENT	4

6	CONTINUITY AND FURTHER ASSURANCE	5

7	MISCELLANEOUS	6

8	GOVERNING LAW AND JURISDICTION	6

SCHEDULE 1 CONDITIONS PRECEDENT TO THE AMENDMENT DEED		8

SCHEDULE 2 AMENDMENTS		9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIS AMENDMENT DEED is dated              12 October              2022

BETWEEN:

(1)

VECTIVBIO HOLDING AG a public corporation incorporated and organized under the laws of Switzerland, having its registered office in Aeschenvorstadt 36, 4051 Basel, Switzerland and registered with the commercial register of the Canton of Basel-Stadt under the company identification number CHE-289.024.902 (the Borrower);

(2)

VECTIVBIO AG a private corporation incorporated and organized under the laws of Switzerland, having its registered office in Aeschenvorstadt 36, 4051 Basel, Switzerland and registered with the commercial register of the Canton of Basel-Stadt under the company identification number CHE-242.508.908 (VectivBio AG);

(3)

VECTIVBIO US, INC. a Delaware corporation with Delaware business entity file number 7718004 whose registered agent in the State of Delaware is United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, Delaware 19904, United States of America (VectivBio US);

(4)

GLYPHARMA THERAPEUTIC INC. / GLYPHARMA THÉRAPEUTIQUE INC. a corporation formed under the laws of the Province of Québec (Canada) and registered in the Province of Québec (Canada) under number 1168473560, having its registered office at 504-1188 Union Avenue, Montréal, Québec, Canada H3B 0E5 (GTI);

(5)

VECTIVBIO COMET AG a private corporation incorporated and organized under the laws of Switzerland, having its registered office in Aeschenvorstadt 36, 4051 Basel, Switzerland and registered with the commercial register of the Canton of Basel-Stadt under the company identification number CHE-301.438.518 (VectivBio Comet), and the survivor of the merger with Comet Therapeutics, Inc., a Delaware corporation, which was effective as of July 17, 2022 (Comet Therapeutics),

(Parties (2) to (5), together the Original Guarantors); and

(6)

KREOS CAPITAL VI (UK) LIMITED incorporated and registered in England and Wales with company number 11535385 whose registered office is at AMF Building, 25 Old Burlington Street, London, W1S 3AN (the Lender or Original Lender).

WHEREAS:

(A)	This Deed is supplemental to the TLA and CLA (as defined below).

(B)	The Comet Swiss Merger (as defined in the Original Loan Agreements (as defined below)) has completed on 7 July 2022 and accordingly Comet Therapeutics ceased to exist as a separate legal entity.

(C)	The parties hereto have agreed to amend the Original Loan Agreements (as defined below) on the terms hereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Definitions

In this Deed:

Amended Loan Agreements	the Original Loan Agreements, as amended by this Deed;

Amendment Documents	this Deed and any other agreements or instruments entered into by the Obligors in connection therewith as set out in the relevant documents listed in Schedule 1 (Conditions Precedent);

CLA	a convertible loan agreement between the Obligors and the Lender dated 26 March 2022;

Effective Date	the date on which the Lender confirms to the Borrower that it has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to it;

Original Loan Agreements	the CLA and the TLA together;

Party	a party to this Deed and the term “Parties” shall be construed accordingly; and

TLA	a term loan agreement between the Obligors and the Lender dated 26 March 2022

1.2	Interpretation

Unless a contrary indication appears, in this Deed:

1.2.1

references to Clauses and Schedules are to be construed as references to the clauses of, and the schedules to, this Deed as amended from time to time and references to sub-clauses shall unless otherwise specifically stated be construed as references to the sub-clauses of the clause in which the reference appears;

1.2.2	words importing the singular shall include the plural and vice versa;

1.2.3	the words “other” and “otherwise” shall not be construed ejusdem generis with any foregoing words where a wider construction is possible; and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.2.4

the words “including” and “in particular” shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.

1.3	Original Loan Agreements defined terms

Words and expressions defined in the Original Loan Agreements have, unless a contrary indication appears, the same meaning when used in this Deed and the principles of construction set out in the Original Loan Agreements will apply to this Deed as if they were set out in this Deed.

1.4	Finance Document

The Parties designate this Deed as a Finance Document.

2	REPRESENTATIONS AND WARRANTIES

2.1

The representations in Schedule 11 (Representations and Warranties) of the Original Loan Agreements (other than paragraph 18.2 (Ownership of shares in Comet Therapeutics) of such schedule) and in clause 10.2 (Conversion Rights) of the CLA are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

2.1.1	the date of this Deed; and

2.1.2	the Effective Date,

and

(a)

any reference to “this Agreement” in such representations should be construed as references, on the date of this Deed, to this Deed and to the Original Loan Agreements and, on the Effective Date, to this Deed and to the Amended Loan Agreements; and

(b)

any reference to “Group Structure Chart” in paragraph 29 (Group Structure Chart) in Schedule 11 (Representations and Warranties) of the Original Loan Agreements should be construed as references to the Group Structure Chart delivered to the Lender pursuant to Schedule 1 of this Deed.

3	AMENDMENTS AND WAIVER

3.1

The Parties agree that, on and with effect from the Effective Date, the amendments to the Original Loan Agreements set out in Schedule 2 shall become effective and each Original Loan Agreement shall be amended so that they shall be read and construed for all purposes as amended by the amendments set out in Schedule 2 so that the rights and obligations of the parties to the Original Loan Agreements shall be governed by, and construed in accordance with, the terms of the Amended Loan Agreements.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

3.2	The Parties agree that, on and with effect from the Effective Date, they shall have the rights and take on the obligations ascribed to them under the Amended Loan Agreements.

3.3	Notwithstanding the terms of the Original Loan Agreements and the Amended Loan Agreements, we hereby waive the requirements set out in:

3.3.1

paragraph 1.4.2 of Part 3 (Conditions Subsequent) of Schedule 3 (Conditions) of the Original Loan Agreements and the Amended Loan Agreements, on the condition that (i) the bank account set out in such paragraph remain primarily as a payroll account, and (ii) in any event the balance of any deposit in such bank account which is not for payroll purposes shall remain less than [***] at all times; and

3.3.2

paragraph 1.4.1 of Part 3 (Conditions Subsequent) of Schedule 3 (Conditions) of the Original Loan Agreements and the Amended Loan Agreements, on the condition that the balance of any deposit in such bank account in Canada shall remain less than [***] at all times, and if the conditions set out above are no longer met, the relevant Obligor shall promptly and within [***] Business Days of the Lender’s request (or such longer period as the Lender may agree in writing and in its sole discretion), comply with the requirements set out in paragraph 1.4.1 and/or 1.4.2 (as relevant) of Part 3 (Conditions Subsequent) of Schedule 3 (Conditions) of the Amended Loan Agreements.

4	CONDITIONS PRECEDENT

The obligations of the Lender to the Obligors under this Deed are subject to the Lender having received all of the applicable documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Lender unless waived by the Lender on such terms as the Lender considers fit. The Lender shall promptly notify the Obligors upon being so satisfied.

5	CONDITIONS SUBSEQUENT

The Borrower shall deliver to the Lender, in form and substance satisfactory to the Lender:

5.1

no later than [***] Business Days of the date of this Deed (or such longer period as the Lender may agree in writing and in its sole discretion), the Collateral Assignment of Acquisition Agreement in respect of the US Merger Agreement, executed and delivered by SDI, the Borrower and VectivBio Comet (as the successor by merger to Comet Therapeutics);

5.2

no later than [***] Business Days of the date of this Deed (or such longer period as the Lender may agree in writing and in its sole discretion), confirmation in writing from Silicon Valley Bank that VectivBio Comet has succeeded Comet Therapeutics as the account owner of the Silicon Valley Bank account ending [***];

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.3

no later than [***] calendar days of the date of this Deed, evidence that it has filed an amendment to its Form F-3 registration statement under the Securities Act covering the re-sale of the additional Conversion Shares by the Lender. The Borrower shall use its commercially reasonable efforts to cause such registration statement to become effective under the Securities Act as soon a practically possible;

5.4

no later than [***] calendar months of the date of this Deed (or such longer period as the Lender may agree in writing and in its sole discretion), a copy of the confirmation of recordal issued by CIPO in respect of the notice of security submitted to CIPO for Canadian-registered Intellectual Property;

5.5

no later than [***] calendar months of the date of this Deed (or such longer period as the Lender may agree in writing and in its sole discretion), evidence of the registrations of the Lender’s security interest over the Patents in accordance with paragraph 2.8 (Conditions Subsequent) of Schedule 2 (Drawdown) of the Amended Loan Agreements;

5.6

no later than [***] calendar months of the date of this Deed (or such longer period as the Lender may agree in writing and in its sole discretion), evidence of the registrations of the Lender’s security interest over patent number [***] at the patent registry in the UK, the Swiss Institute of Intellectual Property and patent registries in Europe where such patent has been validated (including Denmark, France, Germany, Ireland, Italy, the Netherlands and Spain) in accordance with paragraph 2.8 (Conditions Subsequent) of Schedule 2 (Drawdown) of the Amended Loan Agreements; and

5.7

no later than [***] Business Days of the date of this Deed (or such longer period as the Lender may agree in writing and in its sole discretion), evidence of the filing/recordation of a copy of the certificate of merger that was filed with the Delaware Division of Corporations on 7 July 2022 with the US Patent and Trademark Office with respect the merger of Comet Therapeutics with VectivBio Comet to preserve of the chain of title of the patents and patent applications of Comet Therapeutics in which a security interest was granted in favour of Lender.

6	CONTINUITY AND FURTHER ASSURANCE

6.1	References to Original Loan Agreements

On and with effective from the Effective Date, any reference in the Finance Documents to the Original Loan Agreements (or either of them) or to any provision thereof will be construed as a reference to the relevant Original Loan Agreements, or that provision, as amended by this Deed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.2	Continuing obligations

The provisions of the Original Loan Agreements and the other Finance Documents shall, save as amended or released in this Deed, continue in full force and effect.

6.3	Confirmation of Security

6.3.1

For the avoidance of doubt, each Obligor confirms and acknowledges for the benefit of the Lender that, the Security Interests created by it pursuant to each Security Document to which it is a party shall (a) remain in full force and effect notwithstanding the amendments referred to in Clause 3 (Amendments) and (b) continue to secure its Secured Liabilities under the Finance Documents as amended (including, but not limited to, under the Amended Loan Agreements).

6.3.2

For the avoidance of doubt, VectivBio Comet confirms that following the Comet Swiss Merger, any Security Interests created by Comet Therapeutics pursuant to each Security Document to which the latter is a party shall (a) remain in full force and effect notwithstanding the amendments referred to in Clause 3 (Amendments) and the Comet Swiss Merger and (b) continue to secure its Secured Liabilities under the Finance Documents as amended (including, but not limited to, under the Amended Loan Agreements).

6.4	Further assurance

Each Obligor shall, at the request of the Lender and at its own expense, do all such acts and things as the Lender may reasonably require and are necessary to give effect to the amendments effected or to be effected pursuant to this Deed.

7	MISCELLANEOUS

The provisions of paragraphs 4.2 (Waivers and consents) and 4.3 (Rights and remedies) and 5 (Severance), 6 (Confidentiality), 7 (Counterparts), 8 (Third Parties Rights) and 10 (Notices) of Schedule 17 (Administration) of the Original Loan Agreements shall apply mutatis mutandis to this Deed and with each reference in the Original Loan Agreements to “this Agreement” or like references being deemed to be a reference to this Deed.

8	GOVERNING LAW AND JURISDICTION

8.1	Law

This Deed and any non-contractual obligations arising from or in connection with it are governed by English law.

8.2	Jurisdiction of English courts

8.2.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

existence, validity or termination of this Deed or the consequences of its nullity or any non-contractual obligations arising out of or in connection with this Deed) (a “Dispute”).

8.2.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

8.2.3

Notwithstanding Clause 8.2.1 above, the Lender (and any Receiver or Delegate) shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender (and any Receiver or Delegate) may take concurrent proceedings in any number of jurisdictions.

This Deed has been entered into on the date stated at the beginning of it.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 1

CONDITIONS PRECEDENT TO THE AMENDMENT DEED

[***]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE 2

AMENDMENTS

1	AMENDMENTS

1.1	The Loan Summary of each Original Loan Agreement shall be amended as follows:

1.1.1	In the row titled “Availability Period”, the date “30 September 2022” shall be replaced by “31 May 2024” and the date “31 December 2022” shall be replaced by “30 June 2024”;

1.1.2	In the row titled “Compulsory draw down”, the first paragraph shall be deleted in its entirety and replaced with the following:

“Loan A1 and Loan A2: an aggregate of EUR equivalent of $10 million of MLL of which $2.5 million will be CLL, to be drawn down by 12 October 2022 (“First Compulsory Drawdown”) and a further aggregate of EUR equivalent of $10 million of MLL of which $2.5 million will be CLL, to be drawn down by 30 September 2023 (“Second Compulsory Drawdown”).”

1.1.3	In the row titled “Early repayment terms”, the following new paragraph shall be inserted at the end:

“Repayment before 30 Sep 2023 or the Second Compulsory Drawdown has not taken place: principal outstanding + future interest to final repayment date + End of Loan Payment and costs, all discounted at 4% per annum”

1.2	The Loan Summary of the CLA shall be amended as follows:

1.2.1	In the row titled “Conversion Price”, the content shall be deleted in its entirety and replaced with the following:

“Subject to customary adjustment events, 120% of the 30 day VWAP (save for amounts drawn under the first Compulsory drawdown, where the price shall be 130% of the 30 day VWAP) ending on three calendar days prior to (i) in respect of the first Compulsory drawdown amount of the MLL ($10m) 31 March 2022 (ii) the date of drawdown of the second Compulsory drawdown amount of the MLL ($10m) or 31 March 2023 (whichever is earlier) and (iii) for all other amounts drawn down after drawdown of the Compulsory drawdown amounts, the date of draw down”

1.3	Part 1 (Common Definitions) of Schedule 1 of each Original Loan Agreement shall be amended as follows:

1.3.1	the following two new definitions shall be inserted into this Part:

First Amendment Deed	an amendment deed between the parties to this Agreement dated 12 October 2022 amending the Loan Agreements.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Second Warrant Agreement	the warrant agreement constituting warrants to purchase shares in the capital of the Borrower between (i) the Borrower and (ii) Kreos Capital VI (Expert Fund) LP (as the holder) dated on or about the date of the First Amendment Deed

1.3.2	the definition of “VWAP Calculation Date” shall be deleted in its entirety and replaced with the following:

VWAP Calculation Date

(i) for the First Total Compulsory Drawdown Amount, 31 March 2022;

(ii) for the Second Total Compulsory Drawdown Amount, the Drawdown Date of the Second Total Compulsory Drawdown Amount or 31 March 2023 (whichever is earlier); and

(iii) for all other amounts drawn down under the Loan Agreements other than the First Total Compulsory Drawdown Amount and the Second Total Compulsory Drawdown Amount, the relevant Drawdown Date of such amount

1.4	Clause 1.1 of the CLA shall be amended as follows:

1.4.1	the definition of “Conversion Price” shall be deleted in its entirety and replaced with the following:

“Conversion Price”

(i) in respect of the First Total Compulsory Drawdown Amount, save as Adjusted, 130% of the 30 Day VWAP ending three days prior to the VWAP Calculation Date; and

(ii) in respect of all other amounts drawn down under the CLA, save as Adjusted, 120% of the 30 Day VWAP ending three days prior to the VWAP Calculation Date

1.5	Clauses 5.2 and 14.1.1 of the CLA shall be amended by:

1.5.1	replacing the words “the Loan” in its first appearance in the clause with the words “any Loan”; and

1.5.2	adding the following words at the end of the clause:

“Such Conversion Notice will specify (at the Lender’s sole discretion) which Loan (or part thereof) the Lender is converting (i.e. the First Total Compulsory Drawdown Amount, the Second Total Compulsory Drawdown Amount and/or any other Loan (as applicable)).”

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.6	Clause 14.1.1 of the CLA shall be further amended by replacing the words “the Loan” in its second appearance with the words “such Loan”.

1.7	A new clause 5.5 shall be inserted in the CLA as follows:

“5.5    The first prepayment pursuant to this Agreement shall be made against the Loan drawn pursuant to paragraph 2.3.1 (Minimum Drawdown: First Total Compulsory Drawdown Amount) of Schedule 2.”

1.8

Part 2 (Interpretation) of Schedule 1 of each Original Loan Agreement shall be amended by inserting a new paragraph 1.28 as follows: “any reference to “the date of this Agreement” means 26 March 2022.”

1.9	Schedule 2 (Drawdown) of each Original Loan Agreement shall be amended as follows:

1.9.1	Paragraph 2.1 (Availability Period) shall be deleted in its entirety and replaced with the following:

“2.1	Availability Period

Subject to paragraph 1 (Conditions Precedent) of this Schedule, each Loan shall be made within the relevant Availability Period as set out below. After expiry of the relevant Availability Period, the relevant Loan shall cease to be available:

2.1.1	each of Loan A1 and A2 is to be drawn down before 31 May 2024; and

2.1.2	Loan B is to be drawn down before 30 June 2024.”

1.9.2	Paragraph 2.3 (Minimum Drawdown) shall be deleted in its entirety and replaced with the following:

“2.3	Minimum Drawdowns

2.3.1 Two Drawdown Requests under Loan A1 and Loan A2 for an amount equal to the Total Compulsory Drawdown Amount must be delivered by the Borrower to the Lender by 12 October 2022 (such drawdowns being the “First Total Compulsory Drawdown Amount”).

2.3.2 Two further Drawdown Requests under Loan A1 and Loan A2 for an amount equal to the Total Compulsory Drawdown Amount must be delivered by the Borrower to the Lender by 30 September 2023 (such drawdowns being the “Second Total Compulsory Drawdown Amount”).”

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

1.10	Schedule 6 (Additional Repayment Terms and Prepayment) of each Original Loan Agreement shall be amended as follows:

1.10.1

Paragraph 2.1.1 shall be amended by adding the following words at the end of this paragraph: “The Borrower shall specify in the Prepayment Notice the Loan which it is proposing to prepay by stating the Drawdown Date and the principal amount of such Loan.”

1.10.2

Paragraph 2.3.2 shall be amended by adding the following words at the end of this paragraph: “, and all relevant rights, remedies, powers and discretions under the Second Warrant Agreement shall also become immediately exercisable by the Holder (as defined in the Second Warrant Agreement) in relation to the Loans and accrued interest comprised in such due and payable sums.”

1.11	Schedule 8 (Fees, Charges and Expenses) of each Original Loan Agreement shall be amended by replacing paragraph 1.3 as follows:

“1.3	Prepayment fee

1.3.1      If the Borrower prepays or is required to prepay any Loan in full or in part in accordance with the terms of this Agreement, the Borrower shall in respect of such prepayment pay to the Lender on the date of prepayment, in addition to all other amounts payable under this Agreement (including paragraphs 2.1.2, 2.2.3, 2.4.3 of Schedules 6 (Additional Repayment Terms and Prepayment), an early repayment fee as follows:

(a)

if prepayment occurs within 12 months of drawdown of the Loan, a prepayment fee equal to all interest that would have been payable on the amount prepaid from the date of prepayment to the Termination Date discounted by 4% for each year or part year remaining to the Termination Date (interest for a part year being calculated on a daily basis);

(b)	if prepayment occurs within 13 to 24 months of drawdown of the Loan, a prepayment fee equal to 5% (five per cent) of principal amount of the Loan outstanding;

(c)	if prepayment occurs within 25 to 36 months of drawdown of the Loan a prepayment fee equal to 3% (three per cent) of principal amount of the Loan outstanding;

(d)	if prepayment occurs after 36 months of drawdown of the Loan, a prepayment fee equal to 1% (one per cent) of principal amount of the Loan outstanding,

and in addition to the above:

(e)

if prepayment occurs on or before 30 September 2023, a prepayment fee equal to the aggregate of: (i) all interest that would have been payable on the Second Total Compulsory Drawdown Amount from the date of prepayment (as if the Second Total Compulsory Drawdown Amount was

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

drawn down on such date) to the Termination Date (interest for a part year being calculated on a daily basis) and (ii) the End of Loan Payment that would have been payable on the Second Total Compulsory Drawdown Amount, both discounted by 4% for each year or part year remaining.

1.3.2

In addition to the fees payable under paragraph 1.3.1(a) to (d) above, if for any reason the Borrower has not complied with its obligations to draw down the Second Total Compulsory Drawdown Amount in accordance with paragraph 2.3.2 (Minimum Drawdowns) of Schedule 2 (Drawdown), a commitment fee equal to the aggregate of: (i) all interest that would have been payable on the Second Total Compulsory Drawdown Amount from 30 September 2023 to the Termination Date (interest for a part year being calculated on a daily basis) and (ii) the End of Loan Payment that would have been payable on the Second Total Compulsory Drawdown Amount, both discounted by 4% for each year or part year remaining. No fees shall be payable under this paragraph if the prepayment fee under paragraph 1.3.1(e) above is payable.”

1.12

Schedule 11 (Representations and Warranties) of each Original Loan Agreement shall be amended by adding in paragraph 19.3 the words “and the Second Warrant Agreement” after the words “and the Warrant Agreement”.

1.13	Schedule 21 (Conversion Notice) of the CLA shall be amended by replacing paragraph 4 as follows:

“We hereby give notice of the exercise of our Conversion Rights in respect of [the whole/part] of the outstanding principal amount of the [Loan/ First Total Compulsory Drawdown Amount/ Second Total Compulsory Drawdown Amount] of US$ [            ] in full knowledge of article 3c of the Articles, [which is broken down as follows [TO INCLUDE DETAILS OF WHICH PART OF THE LOAN IS BEING CONVERTED]]. The Conversion Amount is US$ [            ] and the Conversion Price is [US$            ] per Ordinary Shares, and accordingly the number of Conversion Shares to be issued based on article 3c of the Articles is [    ] shares.”

1.14

Schedule 13 (Information Covenants) of each Original Loan Agreement shall be amended by inserting a new paragraph 4.1.9 as follows: “quarterly from the date of the First Amendment Deed, copies of the account statements of the bank accounts of each Obligor at Silicon Valley Bank and the Royal Bank of Canada.”

1.15

Schedule 14 (Events of Default and Acceleration) of each Original Loan Agreement shall be amended by inserting a new limb (d) under paragraph 1.2.1 as follows: “clause 5 (Conditions Subsequent) of the First Amendment Deed.”

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION PAGES TO THE AMENDMENT DEED

THE BORROWER

EXECUTED as a DEED by VECTIVBIO HOLDING AG incorporated under the laws of Switzerland by ...Luca Santarelli..... (name) and by ....Claudia D’Augusta... (name) being persons who, in accordance with the laws of that territory, are acting under the authority of the corporation	) ) ) ) ) ) )
/s/ Luca Santarelli Authorised signatory

/s/ Claudia D’Augusta Authorised signatory
THE GUARANTORS

EXECUTED as a DEED by VECTIVBIO AG incorporated under the laws of Switzerland by ...Luca Santarelli........ (name) being a person who, in accordance with the laws of that territory, is acting under the authority of the corporation:	) ) ) ) ) )
/s/ Luca Santarelli Authorised signatory
EXECUTED as a DEED by VECTIVBIO COMET AG incorporated under the laws of Switzerland by...Luca Santarelli......... (name) being a person who, in accordance with the laws of that territory, is acting under the authority of the corporation:	) ) ) ) ) )	/s/ Luca Santarelli
Authorised signatory

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTED as a DEED by VECTIVBIO US, INC. incorporated under the laws of Delaware by ...Luca Santarelli..... (name) being a person who, in accordance with the laws of that territory, is acting under the authority of the corporation	) ) ) ) ) )
/s/ Luca Santarelli President/ Chief Executive Officer

EXECUTED as a DEED by GLYPHARMA THERAPEUTIC INC. / GLYPHARMA THÉRAPEUTIQUE INC. incorporated under the laws of the province of Québec, Canada by ...Luca Santarelli..... (name) being a person who, in accordance with the laws of that territory, is acting under the authority of the corporation	) ) ) ) ) ) ) )
/s/ Luca Santarelli Officer

THE LENDER

EXECUTED as a DEED by KREOS CAPITAL VI (UK) LIMITED acting by two directors	) ) ) )	/s/ Aris Constantinides
Director Name: Aris Constantinides

/s/ Maurizio PetitBon Director Name: Maurizio PetitBon